Exhibit 99.2
                          AMENDMENT NUMBER TWO TO THIRD
                      AMENDED AND RESTATED CREDIT AGREEMENT


     This AMENDMENT NUMBER TWO TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 30, 1996, is entered into among SOUTHDOWN, INC., a Louisiana corporation ("Borrower"), banks and financial institutions that are signatories to the Credit Agreement (collectively, "Banks", and individually, a "Bank"), and WELLS FARGO BANK, N.A., a national banking association, as agent for Banks hereunder ("Agent").

     WHEREAS, Borrower has requested that the Credit Agreement be modified to permit the repurchase of Borrower Common Stock using proceeds from the exercise of warrants pursuant to the terms of the Warrant Agreement and to make certain other amendments; and

     WHEREAS, subject to the terms and conditions contained herein, Banks are willing to amend such provisions of the Credit Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions, and provisions hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 DEFINITIONS FOR THIS AMENDMENT. Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, unless specifically defined herein. For purposes of this Amendment, the following initially capitalized terms shall have the following meanings:

     "AGENT" has the meaning set forth in the introduction to this Amendment.

     "AMENDMENT" means and refers to this Amendment Number Two to Third Amended and Restated Credit Agreement among Borrower, Banks parties hereto, and Agent.

     "BANK"  and  "BANKS"  have  the  respective   meanings  set  forth  in  the
introduction to this Amendment.

     "BORROWER" has the meaning set forth in the introduction to this Amendment.

     "CREDIT AGREEMENT" means and refers to that certain Third Amended and Restated Credit Agreement, dated as of November 3, 1995, among Borrower, Banks, and Agent, as amended.


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     1.2  AMENDMENT OF SECTION 1.1 OF THE CREDIT  AGREEMENT.  Section 1.1 of the
Credit Agreement hereby is amended by (a) adding the defined terms "Warrant Agreement" and "Warrant Exercise Proceeds," as follows, and (b) deleting the defined term "Permitted Junior Payments" in its entirety and by substituting therefor the following defined term:

     "PERMITTED JUNIOR PAYMENTS" means and refers to, so long as at each time thereof, no Event of Default or Unmatured Event of Default has occurred and is continuing and no such Event of Default or Unmatured Event of Default would result therefrom, (a) the redemption, payment, repurchase, retirement for value, or acquisition, in one or more transactions, in an aggregate amount (excluding any consideration paid in the form of Borrower Common Stock) of up to the Junior Payment Amount of (i) principal amount of the Senior Subordinated Notes, (ii) Preferred Stock, (iii) Borrower Common Stock, or (iv) any combination of the foregoing; PROVIDED, HOWEVER, that the redemption, payment, repurchase, retirement for value, or acquisition of Borrower Common Stock shall constitute a Permitted Junior Payment only (y) if, after giving effect to such proposed redemption, payment, repurchase, retirement for value, or acquisition, Borrower's Leverage Ratio (which will be calculated by utilizing the Funded Debt extant as of the date of such redemption, payment, repurchase, retirement for value, or acquisition after giving effect to the incurrence of any Funded Debt incurred in connection with such transaction and by utilizing the Consolidated EBITDA for the four (4) immediately preceding fiscal quarters) would be less than or equal to 2.00:1.00; PROVIDED, HOWEVER, that Borrower may exclude from the requirements of this CLAUSE (Y) any redemption, payment, repurchase, retirement for value, or acquisition of Borrower Common Stock in an aggregate amount not to exceed the amount of the Warrant Exercise Proceeds, and (z) up to an aggregate amount equal to the sum of (i) Twenty Five Million Dollars ($25,000,000) and (ii) the Warrant Exercise Proceeds, (b) the incurrence of the Exchange Subordinated Debt pursuant to SECTION 6.1(C), and (c) the conversion of any Permitted Preferred Stock into, or the redemption or acquisition of any Permitted Preferred Stock for, Borrower Common Stock and payments of immaterial amounts in lieu of fractional shares in connection with any such conversion or redemption; PROVIDED, HOWEVER, that if no Event of Default or Unmatured Event of Default had occurred and was continuing on the date that Borrower gives notice of redemption or otherwise commences any action preliminary to making a Permitted Junior Payment, Borrower shall be entitled to make such Permitted Junior Payment notwithstanding the occurrence or continuation of an Event of Default or Unmatured Event of Default (other than an Event of Default or Unmatured Event of Default under SECTION 7.1(A) hereof) as of the date such Permitted Junior Payment is to be made.

     "WARRANT AGREEMENT" means that certain Warrant Agreement, dated as of October 31, 1991, originally between Borrower and First City, Texas-Houston, N.A., as Warrant Agent.

     "WARRANT EXERCISE PROCEEDS" means, in respect of the exercise of up to an aggregate of 1,250,000 warrants (whether on, before, or after the date hereof)


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     pursuant to the Warrant Agreement, the amount of the cash proceeds received by Borrower in connection therewith.

                                    ARTICLE 2

                                   CONDITIONS

     2.1 CONDITIONS TO THE EFFECTIVENESS OF THIS AMENDMENT. The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of Agent, of each of the following conditions:

     2.1.1 the Agent shall have received a certificate from a Secretary or Assistant Secretary of Borrower attesting to the resolutions of Borrower's board of directors authorizing the execution and delivery of this Amendment;

     2.1.2 the Agent shall have received an executed counterpart of this Amendment duly executed and delivered by Borrower and each of the Majority Banks; and

     2.1.3 the Agent shall have received a certificate from a Responsible Officer certifying that:

     (i) the representations and warranties of Borrower contained in the Credit Agreement and the Loan Documents, to the extent that it is a party thereto, are true and correct in all material respects at and as of the date of the effectiveness of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date);

     (ii) neither an Event of Default nor an Unmatured Event of Default has occurred and is continuing on the date of the effectiveness of this Amendment;

     (iii) on the date of the effectiveness of this Amendment, no Material Adverse Change has occurred, as a result of one or more acts or occurrences; and

     (iv) the Credit Agreement and each of the Loan Documents are in full force and effect.

                                    ARTICLE 3

                                  MISCELLANEOUS

     3.1 EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. All of such counterparts shall constitute but one and the same instrument. Delivery


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of an  executed  counterpart  of  the  signature  pages  of  this  Amendment  by telecopier shall be equally effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of the signature pages of this Amendment by telecopier thereafter also shall deliver promptly a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Amendment.

     3.2 EFFECTIVENESS. This Amendment shall be effective as of the date hereof, subject to the fulfillment of the conditions set forth in SECTION 2.1 of this Amendment.

     3.3 NO OTHER AMENDMENT. Except as expressly amended hereby, the Credit Agreement shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit
Agreement, the terms and provisions of this Amendment shall control. This Amendment shall be deemed a part of and hereby is incorporated in the Credit Agreement.

     3.4 GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.


                  [Remainder of page intentionally left blank.]


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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed and delivered as of the date first set forth above.

                                              SOUTHDOWN, INC.,
                                           a Louisiana corporation

                                          By____________________________
                                         Title:______________________


                                              WELLS FARGO BANK, N.A.,
                                       a national banking association, in its
                                           individual capacity and as Agent

                                          By____________________________
                                         Title:______________________

                                             SOCIETE GENERALE, SOUTHWEST
                                                        AGENCY

                                          By____________________________
                                         Title:______________________


                                                    CREDIT SUISSE

                                          By____________________________
                                         Title:______________________

                                          By____________________________
                                         Title:______________________


                                              CAISSE NATIONALE DE CREDIT
                                                       AGRICOLE

                                          By____________________________
                                        Title:______________________




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                                                 BANQUE PARIBAS
                                          By____________________________
                                        Title:______________________

                                          By____________________________
                                        Title:______________________


                                                   CIBC INC.

                                          By____________________________
                                        Title:______________________


                                            THE BANK OF NOVA SCOTIA

                                          By____________________________
                                        Title:______________________


                                            THE FIRST NATIONAL BANK OF
                                                     BOSTON

                                          By____________________________
                                        Title:______________________